                                                                  Exhibit 3.1(c)


                       THE COMMONWEALTH OF MASSACHUSETTS

                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                      MICHAEL JOSEPH CONNOLLY, Secretary  FEDERAL IDENTIFICATION
                 ONE ASHBURTON PLACE, BOSTON, MASS. 02108 NO. 04-2532311
                                                             -------------------
                             ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

  This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws. Chapter
156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                  -----------

We, Herbert E. Dunnington, President/ and Francis H. LeBlanc, Clerk/ of

      The Safety Fund Corporation
- -------------------------------------------------------------------------------
                             (Name of Corporation)

located at  470 Main Street, Fitchburg, Massachusetts 01420
           ---------------------------------------------------------------------

Name      do hereby certify that the following amendment to the articles of
Approved organization of the corporation was duly adopted at a meeting held on January 13, 1986, by vote of

  144,373  shares of Common Stock out of 174,653 shares outstanding,
- -----------         --------------      ---------
                   (Class of Stock)

           shares of              out of         shares outstanding, and
- -----------         --------------      ---------
                   (Class of Stock)

           shares of              out of         shares outstanding,
- -----------         --------------      ---------
                   (Class of Stock)

            being at least a majority of each class outstanding and entitled to vote thereon./1/

CROSS OUT
INAPPLICABLE
CLAUSE


C [_]
P [_]
M [_]


     /1/For amendments adopted pursuant to Chapter 156B, Section 70. /2/For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

- -----------------------------------------------------------------------
                      NO PAR VALUE         WITH PAR VALUE        PAR
KIND OF STOCK       NUMBER OF SHARES      NUMBER OF SHARES      VALUE
- -----------------------------------------------------------------------
  COMMON                  None                 400,000           $10
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------
 PREFERRED                None                 100,000           $10
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

CHANGE the total to:

- -----------------------------------------------------------------------
                      NO PAR VALUE         WITH PAR VALUE        PAR
KIND OF STOCK       NUMBER OF SHARES      NUMBER OF SHARES      VALUE
- -----------------------------------------------------------------------
  COMMON                  None                 800,000           $5
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------
 PREFERRED                None                 100,000           $10
- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

- -----------------------------------------------------------------------

   The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B. Section 5 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 13th day of January, in the year 1986.


                    /s/ Herbert E. Dunnington      President
 ..............................................

                      /s/ Francis H. LeBlanc       Clerk
 ..............................................

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)

                I hereby approve the within articles of amendment

               and, the filing fee in the amount of $75.00

               having been paid, said articles are deemed to have

               been filed with me this 14th

               day of January, 1986.





                         /s/ Michael Joseph Connolly

                             MICHAEL JOSEPH CONNOLLY

                              Secretary of State





                   TO BE FILLED IN BY CORPORATION

                   PHOTO COPY OF AMENDMENT TO BE SENT

               TO: John C. Craig, Esquire
                   Craig and Macauley Professional Corporation
               ...................................
                   One Post Office Square
               ...................................
                   Boston, Massachusetts 02109
               ...................................

               Telephone (617) 426-8220                  [A TRUE COPY
                         .........................        ATTEST STAMP
                                                          APPEARS HERE]